EXHIBIT 99.3

LACLEDE GAS COMPANY
PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)

The following Unaudited Pro Forma Combined Condensed Financial Statements (“pro forma financial statements”) give effect to the proposed acquisition by Laclede Gas Company (“Laclede Gas”) of Missouri Gas Energy (“MGE”). The pro forma financial statements have been prepared for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s consolidated financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments are based on the information available at the time of the preparation of these pro forma financial statements.

The pro forma financial statements of Laclede Gas and MGE have been derived from:

•	the audited financial statements of Laclede Gas Company as of and for the year ended September 30, 2012 included in Laclede Gas Company’s Form 10-K for the fiscal year then ended;

•	the financial statements of Laclede Gas Company as of and for the nine months ended June 30, 2013 (unaudited) included in Laclede Gas Company’s Form 10-Q for the quarterly period ended June 30, 2013;

•	the audited financial statements of MGE as of and for the period from March 26, 2012 to December 31, 2012, and the period from January 1, 2012 to March 25, 2012; and

•	the financial statements of MGE as of and for the nine months ended June 30, 2013 (unaudited)

Laclede Gas’ acquisition of MGE (“MGE acquisition”) will be accounted for in accordance with the acquisition method of accounting and the regulations of the Securities and Exchange Commission. The Unaudited Pro Forma Combined Condensed Statements of Income (“pro forma statements of income”) for the year ended September 30, 2012 and nine months ended June 30, 2013 give effect to the MGE acquisition as if it were completed on October 1, 2011. The Unaudited Pro Forma Combined Condensed Balance Sheets (“pro forma balance sheets”) as of September 30, 2012 and June 30, 2013 give effect to the MGE acquisition as if it were completed on those respective dates. Due to the seasonal nature of the natural gas utility businesses, earnings are typically concentrated in the November through April period, which generally corresponds with the heating season. As such, the September 30, 2012 pro forma balance sheet has been included with the most recently completed period ending June 30, 2013 to provide an appropriate view of the seasonal working capital changes. These unaudited pro forma financial statements should be read in conjunction with the accompanying notes.

Laclede Gas’ fiscal year ends on September 30 whereas MGE’s fiscal year ends on December 31. Due to this difference in fiscal year end dates, the results of MGE for the three months ended December 31, 2012 are included in both the pro forma statements of income for the fiscal year ended September 30, 2012 and the nine months ended June 30, 2013. As such, additional financial information about MGE’s results for the three months ended December 31, 2012 is included in the accompanying notes.

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•	directly attributable to the MGE acquisition;

•	factually supportable; and

•	with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of Laclede Gas and MGE.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the MGE acquisition. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the MGE acquisition is completed. The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the MGE acquisition that have been incurred by Laclede Gas and are included in its historical financial statements.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared in advance of the close of the MGE acquisition, the final amounts recorded upon closing may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and additional information available at the time of closing.

Laclede Gas’ management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the MGE acquisition and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the pro forma financial statements.

Laclede Gas Company and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Statement of Income
For the Nine Months Ended June 30, 2013

	Laclede Gas Company	Missouri Gas Energy	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands)

Operating Revenues	$747,837	$456,053	$—	$—		$1,203,890
Operating Expenses:
Gas Utility
Natural and propane gas	435,329	272,259	—	—		707,588
Other operation and maintenance	122,936	82,465	—	—		205,401
Depreciation and amortization	33,742	22,709	—	—		56,451
Taxes, other than income taxes	49,525	36,223	—	—		85,748
Total Utility Operating Expenses	641,532	413,656	—	—		1,055,188
Other	6,407	—	(5,781)	—	A	626
Total Operating Expenses	647,939	413,656	(5,781)	—		1,055,814
Operating Income	99,898	42,397	5,781	—		148,076
Other Income and (Income Deductions) - Net	1,640	122	—	—		1,762
Interest Charges	17,874	(245)	112	11,813	B, C	29,554
Income Before Income Taxes	83,664	42,764	5,669	(11,813)		120,284
Income Tax Expense (Benefit)	24,381	17,581	2,171	(4,524)	D	39,609
Net Income	$59,283	$25,183	$3,498	$(7,289)		$80,675

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

Laclede Gas Company and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet
As of June 30, 2013

	Laclede Gas Company	Missouri Gas Energy	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands)

ASSETS
Utility Plant	$1,567,296	$665,575	$—	$—		$2,232,871
Less: Accumulated depreciation and amortization	484,380	27,977	—	—		512,357
Net Utility Plant	1,082,916	637,598	—	—		1,720,514
Goodwill	—	132,604	168,726	—	E	301,330
Other Property and Investments	48,614	3,334	—	—		51,948

Current Assets:
Cash and cash equivalents	28,818	8,065	(925,223)	909,000	F, I	20,660
Accounts receivable	83,887	54,524	—	—		138,411
Allowance for doubtful accounts	(8,920)	(1,300)	—	—		(10,220)
Delayed customer billings	11,319	—	—	—		11,319
Inventories	60,773	42,015	—	—		102,788
Unamortized purchased gas adjustments	6,230	—	—	—		6,230
Deferred income taxes	2,281	—				2,281
Prepayments and other	12,375	483	—	—		12,858
Total Current Assets	196,763	103,787	(925,223)	909,000		284,327
Regulatory assets and other deferred charges	438,040	73,943	—	4,700	H	516,683
Total Assets	$1,766,333	$951,266	$(756,497)	$913,700		$2,874,802

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

Laclede Gas Company and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet (Continued)
As of June 30, 2013

	Laclede Gas Company	Missouri Gas Energy	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands)

CAPITALIZATION AND LIABILITIES
Capitalization:
Total common stock equity	$522,264	$620,391	$(623,549)	$463,700	J, K, G	$982,806
Long-term debt (less current portion)	439,444	—	—	450,000	H	889,444
Total Capitalization	961,708	620,391	(623,549)	913,700		1,872,250

Current Liabilities:
Notes payable - associated companies	—	—	50,000	—	F	50,000
Accounts payable	43,589	26,138	—	—		69,727
Advance customer billings	—	1,626	—	—		1,626
Accrued liabilities and other	75,902	49,075	(10,189)	—	L	114,788
Total Current Liabilities	119,491	76,839	39,811	—		236,141

Deferred Credits and Other Liabilities:
Deferred income taxes	370,092	172,759	(172,759)	—	L	370,092
Pension and postretirement benefit costs	181,691	58,880	—	—		240,571
Regulatory liabilities	61,335	2,240	—	—		63,575
Asset retirement obligations and other	72,016	20,157	—	—		92,173
Total Deferred Credits and Other Liabilities	685,134	254,036	(172,759)	—		766,411
Total Capitalization and Liabilities	$1,766,333	$951,266	$(756,497)	$913,700		$2,874,802

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

Laclede Gas Company and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Statement of Income
For The Year Ended September 30, 2012

	Laclede Gas Company	Missouri Gas Energy (1)	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands)

Operating Revenues	$767,627	$452,327	$—	$—		$1,219,954
Operating Expenses:
Gas Utility
Natural and propane gas	414,846	223,924	—	—		638,770
Other operation and maintenance	167,351	117,368	—	—		284,719
Depreciation and amortization	40,739	29,936	—	—		70,675
Taxes, other than income taxes	53,672	38,341	—	—		92,013
Total Utility Operating Expenses	676,608	409,569	—	—		1,086,177
Other	209	—	—	—		209
Total Operating Expenses	676,817	409,569	—	—		1,086,386
Operating Income	90,810	42,758	—	—		133,568
Other Income and (Income Deductions) - Net	2,705	(131)	—	—		2,574
Interest Charges	25,156	(243)	304	15,750	M, N	40,967
Income (Loss) Before Income Taxes	68,359	42,870	(304)	(15,750)		95,175
Income Tax Expense (Benefit)	18,460	19,532	(116)	(6,032)	O	31,844
Net Income	$49,899	$23,338	$(188)	$(9,718)		$63,331

(1) Missouri Gas Energy amounts are for the fiscal year ended December 31, 2012.

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

Laclede Gas Company and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet
As of September 30, 2012

	Laclede Gas Company	Missouri Gas Energy (1)	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands)

ASSETS
Utility Plant	$1,497,419	$654,105	$—	$—		$2,151,524
Less: Accumulated depreciation and amortization	478,120	15,793	—	—		493,913
Net Utility Plant	1,019,299	638,312	—	—		1,657,611
Goodwill	—	132,604	102,471	—	P	235,075
Other Property and Investments	46,358	3,334	—	—		49,692

Current Assets:
Cash and cash equivalents	2,402	16,641	(887,366)	872,323	Q, T	4,000
Accounts receivable	86,874	103,079	—	—		189,953
Allowance for doubtful accounts	(7,601)	(500)	—	—		(8,101)
Inventories	102,233	52,863	—	—		155,096
Unamortized purchased gas adjustments	40,674	—	—	—		40,674
Prepayments and other	9,011	1,437	—	—		10,448
Total Current Assets	233,593	173,520	(887,366)	872,323		392,070
Regulatory assets and other deferred charges	460,902	109,122	—	4,700	S	574,724
Total Assets	$1,760,152	$1,056,892	$(784,895)	$877,023		$2,909,172

(1) Missouri Gas Energy amounts are as of December 31, 2012.

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

Laclede Gas Company and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet (Continued)
As of September 30, 2012

	Laclede Gas Company	Missouri Gas Energy (1)	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Financing	Note 3	Pro Forma Combined
(Thousands)

CAPITALIZATION AND LIABILITIES
Capitalization:
Total common stock equity	$491,328	$700,544	$(707,269)	$427,023	U, V, R	$911,626
Long-term debt (less current portion)	339,416	—	—	450,000	S	789,416
Total Capitalization	830,744	700,544	(707,269)	877,023		1,701,042

Current Liabilities:
Notes payable	40,100	—	100,000	—	Q	140,100
Notes payable - associated companies	37,125	—	—	—		37,125
Accounts payable	40,967	32,154	—	—		73,121
Advance customer billings	25,146	23,536	—	—		48,682
Current portion of long-term debt	25,000	—	—	—		25,000
Accrued liabilities and other	74,453	50,397	(10,626)	—	W	114,224
Total Current Liabilities	242,791	106,087	89,374	—		438,252

Deferred Credits and Other Liabilities:
Deferred income taxes	355,458	167,000	(167,000)	—	W	355,458
Pension and postretirement benefit costs	196,558	64,389	—	—		260,947
Regulatory liabilities	59,432	2,289	—	—		61,721
Asset retirement obligations and other	75,169	16,583	—	—		91,752
Total Deferred Credits and Other Liabilities	686,617	250,261	(167,000)	—		769,878
Commitments and Contingencies
Total Capitalization and Liabilities	$1,760,152	$1,056,892	$(784,895)	$877,023		$2,909,172

(1) Missouri Gas Energy amounts are as of December 31, 2012.

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.    Description of the Transaction

Laclede Gas Company (“Laclede Gas”) is a wholly owned subsidiary of The Laclede Group, Inc. (“Laclede Group”). On December 14, 2012, Laclede Group entered into purchase and sale agreements to acquire from Southern Union Company (“SUG”), an affiliate of Energy Transfer Equity, L.P. and Energy Transfer Partners, L.P., substantially all of the assets (exclusive of cash and cash equivalents) and liabilities of SUG’s Missouri Gas Energy (“MGE”) and New England Gas Company (“NEG”). On January 11, 2013, Laclede Group assigned its agreement to acquire MGE for $975 million to Laclede Gas. On February 11, 2013, Laclede Group entered into an agreement with Algonquin Power & Utilities Corp. (“APUC”) that will allow an APUC subsidiary to acquire the rights to purchase the assets of NEG, subject to certain approvals and conditions. Under the terms of this agreement, Laclede Group will receive $11 million from APUC at closing. Although Laclede Gas will not directly receive these proceeds, they will be accounted for as a reduction to the purchase price due to the application of acquisition accounting to the transaction as a whole and “push down” accounting accounting adjustments required by Securities and Exchange Commission rules. As such, Laclede Gas’ adjusted purchase price of MGE is $964 million as included within these Unaudited Pro Forma Combined Condensed Financial Statements (“pro forma financial statements”). On July 17, 2013, the Missouri Public Service Commission provided the necessary regulatory approvals for Laclede Gas’ acquisition of MGE. The NEG transaction remains contingent upon regulatory approval from public utility regulators in Massachusetts.

The agreements are subject to customary closing adjustments. As detailed in the MGE purchase and sale agreement, the MGE purchase price will be adjusted based upon MGE’s net assets on the date immediately prior to the closing date. This purchase price adjustment is to be determined and agreed to after closing, subject to a review period. Accordingly, no purchase price adjustment has been reflected in these pro forma financial statements.

2.    Financing of the Transaction

These pro forma financial statements reflect Laclede Gas’ acquisition of MGE through a combination of the issuance of $450.0 million in first mortgage bonds, shares of common stock to Laclede Group, intercompany notes payable to Laclede Group, short-term borrowings, and available cash. The amounts of the pro forma adjustments related to the issuance of common stock and short-term debt at June 30, 2013 and September 30, 2012 were based upon available cash and the capital structure as of those respective dates.

3.    Adjustments to Pro Forma Financial Statements

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•	directly attributable to the MGE acquisition;

•	factually supportable; and

•	with respect to the statements of income, expected to have a continuing impact on the combined results of Laclede Gas and MGE.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the MGE acquisition. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the MGE acquisition is completed. The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the MGE acquisition that have been incurred by Laclede Gas and are included in its historical financial statements.

The pro forma adjustments included in the pro forma financial statements are as follows:

Unaudited Pro Forma Combined Condensed Statement of Income for the Nine Months Ended June 30, 2013

(A)    Reflects adjustment to remove transaction costs incurred by Laclede Gas through June 30, 2013 directly attributable to the MGE acquisition.

(B)    Reflects an increase in interest expense related to intercompany borrowings from Laclede Group of $50.0 million with an interest rate of 0.30%, inclusive of all fees based on the terms of the intercompany lending agreement. Interest is based on 273 days and a 365 day annual period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.05 million for the nine-month period.

(Dollar amounts in thousands)	Nine Months Ended June 30, 2013
Issuance of intercompany loan	$50,000
Interest rate	0.30%
Pro forma interest expense (273 / 365 days)	$112

(C)    Reflects an increase in interest expense related to the issuance of $450.0 million of first mortgage bonds with an effective interest rate of 3.50% and 270 days outstanding. Interest is based on a 30-day monthly period and a 360-day annual period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.4 million for the nine-month period. The interest expense on these new bonds excludes the impact of interest rate hedge agreements.

(Dollar amounts in thousands)	Nine Months Ended June 30, 2013
Issuance of first mortgage bonds	$450,000
Interest rate	3.50%
Pro forma interest expense (270 / 360 days)	$11,813

(D)    Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 38.3% for the period ended June 30, 2013. This estimated tax rate is different from Laclede Gas’ effective tax rate for the period ended June 30, 2013, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 2013

(E)     Reflects the estimated purchase price (see Note 1) in excess of the fair value of the assets acquired and liabilities assumed. The estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on the estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The historical book value of the assets and liabilities approximates the fair value given the regulatory environment Laclede Gas operates under in Missouri. The following represents the excess of the purchase price over the fair value of the net assets acquired:

(Thousands)
Purchase price	$975,000
NEG Proceeds	(11,000)
Total purchase consideration	964,000
Less: net book value of MGE net assets (excluding historical goodwill)	(487,787)
Less: MGE historical goodwill included in the MGE net assets	(132,604)
Excess consideration transferred over net book value of assets acquired	343,609
Adjustments related to:
Pro forma adjustment for cash retained by sellers (see note (F))	8,065
Pro forma adjustment to deferred income tax liabilities (see note (L))	(182,948)
Pro forma adjustment to goodwill	168,726
MGE historical goodwill included in MGE net assets	132,604
Pro forma goodwill	$301,330

(F)     Reflects the net change to cash if the acquisition had occurred on June 30, 2013:

(Thousands)
Purchase price	$(975,000)
NEG proceeds	11,000
Intercompany borrowings (see note (B))	50,000
Transaction expenses, net of tax benefit received (see note (K))	(3,158)
Net cash used	(917,158)
Less cash retained by sellers	(8,065)
Net change to cash	$(925,223)

The pro forma adjustment to cash and cash equivalents at June 30, 2013 assumes that the tax benefit associated with the transaction expenses has been received as of that date.

(G)    Reflects the issuance of $463.7 million of common stock to Laclede Group.

(H)     Reflects the net proceeds from the issuance of first mortgage bonds. Total debt issuance costs expected to be incurred are $4.7 million.

(Thousands)
Assumed debt proceeds	450,000
Debt issuance costs	(4,700)
Net proceeds received	$445,300

(I)     Reflects the net proceeds of the debt offering and sale of common stock to Laclede Group.

(Thousands)
Assumed equity proceeds	463,700
Assumed debt proceeds	450,000
Debt issuance costs	(4,700)
Net proceeds received	$909,000

(J)    Reflects the elimination of MGE stockholders’ equity accounts of $620.4 million and the reduction in retained earnings described in note (K).

(K)     Reflects a reduction in retained earnings, which is a component of total common stock equity, for estimated remaining acquisition-related expenses of $5.1 million expected to be incurred, less the estimated tax benefit received of $1.9 million. During the nine months ended June 30, 2013, pre-tax acquisition-related expenses incurred by Laclede Gas were $5.8 million (see note (A)).

(L)    Reflects a purchase accounting adjustment to reflect the elimination of MGE’s deferred tax liabilities.

Unaudited Pro Forma Combined Condensed Statement of Income for the Year Ended September 30, 2012

(M)    Reflects an increase in interest expense related to short-term borrowings in the commercial paper market of $100.0 million with an effective interest rate of 0.30%, inclusive of all fees. Interest is based on 365 days and a 360-day annual period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.1 million for the twelve-month period.

(Dollar amounts in thousands)	Year Ended September 30, 2012
Issuance of short-term borrowings	$100,000
Interest rate	0.30%
Pro forma interest expense (365 / 360 days)	$304

(N)    Reflects an increase in interest expense related to the issuance of $450.0 million of first mortgage bonds borrowings with an effective interest rate of 3.50%. Interest is based on twelve 30-day monthly periods and a 360-day annual period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.6 million for the twelve-month period. The interest expense on these new bonds excludes the impact of interest rate hedge agreements.

(Dollar amounts in thousands)	Year Ended September 30, 2012
Issuance of short-term borrowings	$450,000
Interest rate	3.50%
Pro forma interest expense (360 / 360 days)	$15,750

(O)    Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 38.3% for the period ended September 30, 2012. This estimated tax rate is different from Laclede Gas’ effective tax rate for the period ended September 30, 2012, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Unaudited Pro Forma Combined Condensed Balance Sheet at September 30, 2012

(P)     Reflects the estimated purchase price (see Note 1) in excess of the fair value of the assets acquired and liabilities assumed. The estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on the estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The historical book value of the assets and liabilities approximates the fair value given the regulatory environment Laclede Gas operates under in Missouri. The following represents the excess of the purchase price over the fair value of the net assets acquired:

(Thousands)
Purchase price	$975,000
NEG Proceeds	(11,000)
Total purchase consideration	964,000
Less: book value of MGE net assets (excluding historical goodwill)	(567,940)
Less: MGE historical goodwill included in the MGE net assets	(132,604)
Excess consideration transferred over net book value of assets acquired	263,456
Adjustments related to:
Pro forma adjustment for cash retained by sellers (See note (Q))	16,641
Pro forma adjustment to deferred income tax liabilities (See note (W))	(177,626)
Pro forma adjustment to goodwill	102,471
Historical MGE goodwill included in MGE net assets	132,604
Pro forma goodwill	$235,075

(Q)     Reflects the net change to cash if the acquisition had occurred on September 30, 2012:

(Thousands)
Purchase price	$(975,000)
NEG proceeds	11,000
Notes payable - short-term borrowings (see note (M))	100,000
Transaction expenses, net of tax benefit received (see note (V))	(6,725)
Net cash used	(870,725)
Less cash retained by sellers	(16,641)
Net change to cash	$(887,366)

The pro forma adjustment to cash and cash equivalents at September 30, 2012 assumes that the tax benefit associated with the transaction expenses has been received as of that date.

(R)    Reflects the issuance of $427.0 million of common stock to Laclede Group

(S)     Reflects the net proceeds from the issuance of first mortgage bonds. Total debt issuance costs expected to be incurred related to the long-term debt issuance are $4.7 million.

(Thousands)
Assumed debt proceeds	$450,000
Debt issuance costs	(4,700)
Net proceeds received	$445,300

(T)     Reflects the net proceeds of the debt offering and sale of common stock to Laclede Group.

(Thousands)
Assumed equity proceeds	$427,023
Assumed debt proceeds	450,000
Debt issuance costs	(4,700)
Net proceeds received	$872,323

(U)    Reflects the elimination of MGE stockholders’ equity accounts of $700.5 million and the reduction in retained earnings described in note (V).

(V)    Reflects a reduction in retained earnings, which is a component of total common stock equity, for total estimated remaining acquisition-related expenses of $10.9 million expected to be incurred, less the estimated tax benefit received of $4.2 million. As of September 30, 2012, no acquisition-related transaction expenses had been incurred.

(W)    Reflects a purchase accounting adjustment to reflect the elimination of MGE’s deferred tax liabilities.

4.	Missouri Gas Energy Financial Information for the Three Months Ended December 31, 2012 (Unaudited)

Laclede Gas’ fiscal year ends on September 30 whereas MGE’s fiscal year ends on December 31. Due to this difference in fiscal year end dates, the results of MGE for the three months ended December 31, 2012 are included in both the Unaudited Pro Forma Combined Condensed Statements of Income for the fiscal year ended September 30, 2012 and the nine months ended June 30, 2013. Additional financial information about MGE’s results for the three months ended December 31, 2012 is presented below. There were no unusual charges or adjustments recorded by MGE during this period.

(Thousands)
Operating Revenues	$143,025
Operating Income	16,485
Net Income	9,122